UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
JOHN H. HARLAND COMPANY
(Exact name of registrant as specified in its charter)

Georgia	1-06352	58-0278260

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2939 Miller Road
Decatur, Georgia	30035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (770) 981-9460

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 15, 2006, on the recommendation of the Governance Committee (the “Committee”), the Board of Directors (the “Board”) of John H. Harland Company (the “Company”) approved, and on April 27, 2006, the Company’s shareholders approved, the 2006 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain key employees and enhance the link between shareholder value creation and executive compensation.
There are 3,000,000 shares of common stock authorized for issuance under the Plan. The Committee may grant stock options, restricted stock, stock appreciation rights (“SARs”) and performance share units (individually, an “Award” and collectively, “Awards”) under the Plan to any employee of the Company or any parent corporation or subsidiary corporation. Awards will be evidenced by an agreement which will describe the terms and conditions of each Award granted under the Plan. The Plan provides that Awards of stock-settled SARs, restricted stock or performance shares, which constitute so-called “full value” grants, will be counted against the 3,000,000 share maximum so that the maximum is reduced by 2.1 shares for each full value grant Award.
The Committee may make any Award subject to the satisfaction of one or more “performance goals” established by the Committee based on the following business criteria to be achieved during a performance period determined by the Committee.
•	Earnings per Share

•	Net Income

•	Operating Income

•	Earnings Growth

•	Revenue

•	Organic Growth

•	Return on Assets

•	Return on Equity

•	Return on Investment

•	Return on Capital Employed

•	Cash Flow

•	Operating Margins

•	Working Capital

•	Total Shareholder Return
Performance goals may be based on (a) Company-wide performance, (b) performance of a subsidiary, division, region, department, function, plant, facility or other operational unit of the Company, (c) individual performance (if applicable), or (d) any combination of the foregoing.
The Committee may make certain adjustments to the Plan and the Awards to reflect any changes in the capitalization of the Company. In the event of a Change in Control Event (as defined in the Plan) and if the agreement related thereto does not provide for the assumption or substitution of options and SARs, each option and SAR Award agreement, in the discretion and at the direction of the Committee, may be cancelled unilaterally by the Company in certain circumstances. In addition, in the event of a Change in Control Event, in the discretion and at the direction of the Committee, any and all outstanding forfeiture conditions on any restricted stock may be deemed satisfied in full, and a performance share unit Award may vest and be paid out at target.
The Plan may be amended by the Board or Committee, subject to shareholder approval if required under applicable law or stock exchange rules. The Board or Committee also may suspend the granting of Awards or terminate the Plan at any time. The Committee is responsible for interpreting the Plan and taking such action in the administration and operation thereof as the Committee deems appropriate under the circumstances.
Awards are not transferable by an employee other than by will or the laws of descent and distribution, and Awards are exercisable during an employee’s lifetime only by the employee. The Plan automatically will terminate on the earlier of the tenth anniversary of the adoption of the Plan or the date on which all of the stock authorized for issuance has been issued.

The foregoing description of the Plan is only a summary of the important provisions of the Plan and does not describe all of the terms and conditions of the Plan. The description is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
     The following exhibit is filed herewith:
10.1	2006 Stock Incentive Plan, including the Form of Option Grant and Form of Stock Appreciation Right Grant

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOHN H. HARLAND COMPANY (Registrant)

Date: April 27, 2006

	By:	/s/ John C. Walters

John C. Walters
Senior Vice President

Exhibit Index
10.1	2006 Stock Incentive Plan, including the Form of Option Grant and Form of Stock Appreciation Right Grant

5